INVESCO TECHNOLOGY SECTOR FUND                                     SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING:    9/30/2011
FILE NUMBER :         811-3826
SERIES NO.:           22

74U.               1   Number of shares outstanding (000's Omitted)
                       Class A                   8,532
                   2   Number of shares outstanding of a second class of
                       open-end company shares (000's Omitted)
                       Class B                     572
                       Class C                     942
                       Class Y                      31


74V.               1   Net asset value per share (to nearest cent)
                       Class A              $     9.83
                   2   Net asset value per share of a second class of
                       open-end company shares (to nearest cent)
                       Class B              $     8.76
                       Class C              $     8.76
                       Class Y              $    10.18

INVESCO VAN KAMPEN UTILITY FUND                                    SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD AND 73A


FOR PERIOD ENDING:    9/30/2011
FILE NUMBER :         811-3826
SERIES NO.:           25


72DD.              1   Total income dividends for which record date passed
                       during the period. (000's Omitted)
                       Class A                $  730
                   2   Dividends for a second class of open-end
                       company shares (000's Omitted)
                       Class B                $     52
                       Class C                $     50
                       Class Y                $      3


73A.                   Payments per share outstanding during the entire current
                       period: (form nnn.nnnn)
                   1   Dividends from net investment income
                       Class A                $  0.1465
                   2   Dividends for a second class of open-end company shares
                       (form nnn.nnnn)
                       Class B                $ 0.1100
                       Class C                $ 0.1100
                       Class Y                $ 0.1583